EXHIBIT 10.2

FIRST AMENDMENT TO CERTAIN

PERFORMANCE UNIT GRANT AGREEMENTS

UNDER THE

TARGA RESOURCES PARTNERS LONG-TERM INCENTIVE PLAN

This First Amendment to certain Performance Unit Grant Agreements (this “Amendment”) is entered into this 16th day of July 2013 (the “Effective Date”) by TARGA RESOURCES GP LLC., a Delaware limited liability company (“Targa GP”), and amends all Performance Unit Grant Agreements evidencing Performance Units previously granted under the TARGA RESOURCES PARTNERS LONG-TERM INCENTIVE PLAN (the “Plan”) by Targa GP during each of 2011, 2012, and 2013 to individuals (each, a “Grantee”), to the extent any such Performance Units remain outstanding as of July 1, 2013 (each such agreement, an “Agreement,” and collectively, the “Agreements”), as provided herein.

WHEREAS, Targa GP maintains the TARGA RESOURCES PARTNERS LONG-TERM INCENTIVE PLAN (the “Plan”) for the purposes of providing incentives and encouraging equity ownership on the part of employees, directors, and consultants of Targa GP, Targa Resources Partners LP (the” MLP”), and their respective affiliates; and

WHEREAS, Targa has previously granted to various individuals certain Performance Units issued pursuant to the Plan, as evidenced by the Agreements, which each relate to a certain number of phantom (notional) units, as specified in each such Agreement; and

WHEREAS, Targa GP desires to modify the Agreements in certain respects;

NOW THEREFORE, in consideration of the premises, Targa GP agrees as follows:

1. Capitalized terms that are not otherwise defined in this Amendment shall have the meaning given to such terms in the Plan or in the Agreements, as applicable.

2. Effective as of April 30, 2013, references to “the 15th day of March following the end of the year during which the Performance Period ends” included in Sections 2 and 4 of the Agreements shall be deleted, and the following shall be substituted therefor:

“the last day of the calendar year during which the Performance Period ends”

3. Effective as of the Effective Date, the last sentence of Section 3(a) of the Agreements shall be deleted, and the following shall be substituted therefor:

For purposes of this Agreement, you shall be considered to be in the employment of the Company as long as (i) you remain an employee or a Director of, or a Consultant to, the Company, or (ii) following any voluntary termination of your employment as an employee of the Company (or following any voluntary termination of your service as a Director of or Consultant to the Company), you refrain from accepting other employment with, or providing services to, (A) any competitor of the Company or (B) any other organization if the employment or services to be provided thereto are in a substantially similar capacity, role, or function as has been provided to the Company (but excluding the ability to provide services as a director of such other organizations).

4. Effective as of the Effective Date, clause (a) of Section II of Attachment A to the Agreements shall be deleted, and the following shall be substituted therefor:

“(a) the average closing price per share/unit for the last ten trading days ending on the date that is the last day of the Performance Period plus”

5. Limited Effect. Except as amended hereby, the Agreements shall remain in full force and effect in accordance with their terms as currently written.

6. Miscellaneous. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, Targa GP has caused this Amendment to be duly executed by an officer thereunto duly authorized, to be effective as provided herein.

TARGA RESOURCES GP LLC

By:	/s/ Joe Bob Perkins
Name: Joe Bob Perkins
Title: Chief Executive Officer

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